UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 3, 2010
TLC Vision Corporation

(Exact name of registrant as specified in its charter)

New Brunswick	000-29302	980151150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (905) 602-2020
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 3, 2010, TLC Vision Corporation (the “Company”) and two of the Company's wholly-owned subsidiaries (TLC Vision (USA) Corporation and TLC Management Services, Inc.) entered into a plan sponsor agreement (the “PSA”) with certain affiliates of a fund managed by Charlesbank Capital Partners (“Charlesbank”) pursuant to which the Company has proposed an alternative plan of reorganization which would result in the payment in full of all outstanding amounts owing to the Company’s senior secured lenders under its credit facility and under the Company’s current debtor-in-possession financing. In connection with the new plan, Charlesbank has agreed to provide $25 million in debtor-in-possession financing pursuant to a Junior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of February 3, 2010 (the “DIP Credit Agreement”). Interest on borrowings under the DIP Credit Agreement is payable monthly and at maturity at a rate per annum equal to 10% plus the greater of (i) the one month LIBOR Rate (as defined in the DIP Credit Agreement) and (ii) 3.0%. Although the Company has executed the PSA and the new DIP Credit Agreement, these agreements will not become effective until the Bankruptcy Court has approved these agreements.
The new plan with Charlesbank provides for the following: the payment in full of all amounts owing to the Company’s senior secured lenders under its credit facility; the acquisition by Charlesbank of substantially all the assets of the Company, including 100% of the equity of TLC Vision (USA) Corporation and the Company’s six refractive centers in Canada; payments to employees and critical vendors in the ordinary course of business; and distributions to certain secured and unsecured creditors. There is no assurance of any distribution of funds to the shareholders of the Company under the plan. Completion of the plan is subject to customary conditions, including approval by the U.S. and Canada Bankruptcy Courts and other regulatory approvals.
In connection with the PSA, the Charlesbank fund has provided a written commitment to fund up to $134.4 million to or for the benefit of the Company and its subsidiaries subject to the Chapter 11 proceedings, in connection with the plan and the transactions contemplated thereby. The written funding commitment is subject to the satisfaction of all conditions to the plan sponsor’s obligations set out in the PSA and certain other conditions. The PSA provides for a termination fee of $5.0 million and/or payment of Charlesbank’s expenses up to $2.0 million, payable by TLC Vision (USA) Corporation in certain circumstances.
In connection with entering into the PSA, the Company has exercised its right of termination pursuant to its existing plan support agreement with its senior secured lenders and received an order from the Bankruptcy Court for a temporary restraining order to prevent such lenders from exercising remedies that might interfere with the new plan prior to its approval by the Bankruptcy Court. Motions have been filed for approval of the PSA and new debtor-in-possession financing.
The PSA has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Charlesbank or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the PSA were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the PSA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the PSA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the PSA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the PSA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
There are no material relationships among the Company and Charlesbank or any of their respective affiliates or any of the parties to the PSA, the DIP Credit Agreement and related agreements, other than in respect of such agreements themselves and as disclosed in this Current Report on Form 8-K.
Item 1.02 Termination of a Material Definitive Agreement.
See Item 1.01 above with respect to the termination of the plan support agreement and related agreements with the Company’s senior secured lenders. The termination date of such agreements will be the date on which Bankruptcy Court approval is obtained and the PSA becomes effective. See the Company’s Current Report on 8-K dated December 23, 2009 for a further description of these agreements. No material early termination penalties were incurred by the Company.
Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
A default under the Company’s $15 million Senior Secured Super Priority Debtor-in-Possession Credit Agreement with its senior secured lenders (the “Senior DIP”) was formally triggered on February 5, 2010 by the failure of the Court to enter a final order within 45 days after the entry of the interim order. The Court’s failure to enter this order was due in part to the execution of the PSA and the Company’s submission of the plan with Charlesbank for approval. Under the Senior DIP documents, the lender’s right to full payment under the Senior DIP was fully accelerated 3 business days after this default; however, the Bankruptcy Court has temporarily enjoined the lenders from exercising these rights. Upon interim approval by the Bankruptcy Court of the DIP Credit Agreement, the Company expects to use the proceeds form the DIP Credit Agreement to repay in full the Senior DIP.
Item 7.01 Other Events.
On February 3, 2010, the Company issued a press release announcing the entering into of the PSA. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference therein.
The information under this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1	—	Plan Sponsor Agreement dated February 3, 2010 by and among TLC Vision Corporation, TLC Vision (USA) Corporation, TLC Management Services, Inc., Thriller Acquisition Corp. and Thriller Canada Acquisition Corp.*

Exhibit 99.1	—	February 3, 2010 Press Release.

*	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation
February 9, 2010	By:	/s/ James J. Hyland
		Name:	James J. Hyland
		Title:	VP Investor Relations

Exhibit Index

Exhibit No.	Description

2.1
Plan Sponsor Agreement dated February 3, 2010 by and among TLC Vision Corporation, TLC Vision (USA) Corporation, TLC Management Services, Inc., Thriller Acquisition Corp. and Thriller Canada Acquisition Corp.*

99.1	February 3, 2010 Press Release

*	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC.